Exhibit 99.2

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 FAX: 972-444-4949 NYSE: FCH

For Immediate Release:

FELCOR ANNOUNCES REDEMPTION OF ITS SERIES C PREFERRED STOCK

IRVING, Texas…April 14, 2015 – FelCor Lodging Trust Incorporated (NYSE: FCH) today announced that it is calling for redemption of all of its outstanding shares of 8% Series C Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) and all depositary shares representing the Series C Preferred Stock (CUSIP No. 31430F507). The shares of Series C Preferred Stock and the depositary shares will be redeemed on May 14, 2015 (the “Call Date”), at a cash redemption price of $2,500.00 per share of Series C Preferred Stock (equivalent to $25.00 per depositary share), plus accrued and unpaid dividends to the Call Date.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale, of these securities in any state in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those currently anticipated. Certain of these risks and uncertainties are described in greater detail in our filings with the SEC. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.

Contact:

Stephen A. Schafer, Senior Vice President

(972) 444-4912 sschafer@felcor.com

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